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                                                                     Exhibit 1.1


                           USFREIGHTWAYS CORPORATION

                            UNDERWRITING AGREEMENT
                            ----------------------


     1. Introductory. USFreightways Corporation, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (the "Debt Securities"). The Debt Securities and Guarantees (as defined below) will be issued under an indenture, dated as of May 5, 1999 ("Indenture"), among the Company, the Guarantors (as defined below) named therein and Bank One Trust Company, National Association (as successor-in-interest to NBD Bank), as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The Debt Securities will be fully and unconditionally guaranteed on a senior basis pursuant to the terms of the Indenture (the "Guarantees" and together with the Debt Securities, the "Registered Securities") by the persons listed on Schedule B to the Terms Agreement (each a "Guarantor," and collectively, the "Guarantors"). Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale. The term "Indenture," as used herein, includes
(a) the Officers' Certificate (as defined in the Indenture) establishing the form and terms of the Debt Securities pursuant to Sections 102 and 301 of the Indenture, (b) the First Supplemental Indenture, dated as of January 31, 2000, among the Company, the Guarantors named therein and the Trustee, and (c) any other amendments or supplements to the Indenture.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, as of the date of each Terms Agreement referred to in Section 3, represent and warrant to, and agree with, each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). A registration statement (No. 333-95777), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Act, no stop order suspending the effectiveness of the registration statement has been issued under the Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the
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     "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

          (c) Each Prospectus delivered to the Underwriters for use in connection with any Terms Agreement will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its electronic data gathering, analysis and retrieval system.

          (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were filed with the Commission, complied and will comply in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations thereunder.

          (e) There are no contracts or documents that are required to be described in the Registration Statement or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

          (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement); the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (g) Each Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement; each Guarantor has the power and authority (corporate or other) to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement); each Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company,

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     directly or through subsidiaries, free and clear from any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of any subsidiary. The only subsidiaries of the Company are (i) the Guarantors and
     (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (h) The Indenture has been duly authorized by the Company and each Guarantor and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company and each of the Guarantors; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined in Section
     3) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture will have been duly executed and delivered and will conform to the description thereof contained in the Prospectus, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus, and the Indenture and such Offered Securities will constitute valid and legally binding obligations, respectively, of the Company and the Guarantors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (i) No consent, approval, authorization, license, registration, qualification, decree of, order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company and the Guarantors, or for the due execution, delivery or performance of the Indenture by the Company and the Guarantors, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

          (j) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them or, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"); and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased premises under any such lease that would materially interfere with the use made or to be made thereof by them.

          (k) Neither the Company nor any of the Guarantors is in violation of its charter or by-laws; neither the Company nor any of the Guarantors is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the

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     execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Indenture and the Offered Securities and the consummation of and compliance with the transactions contemplated thereby and in the Registration Statement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in a violation of the provisions of the charter or by-laws of the Company or any Guarantor. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Guarantor.

          (l) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any applicable law, statute, rule, regulation, judgment, order, writ, decree or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, the Federal Highway Administration ("FHA"), the United States Department of Transportation ("DOT") or any applicable state highway and transportation agency, having jurisdiction over the Company or any Guarantor of the Company or any of their properties, assets or any agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the properties or assets of the Company or any Guarantor is subject, or the charter or by-laws of the Company or any Guarantor.

          (m) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and the Guarantors.

          (n) The Company and its subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the FHA, the DOT and any applicable state highway and transportation agencies, that are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where failure so to comply would not individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or the Guarantors, is imminent that might have a Material Adverse Effect and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance

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     by the employees of any of its or any Guarantor's principal suppliers, manufacturers, customers or contracts which would result in a Material Adverse Effect.

          (p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatented proprietary or confidential information, licenses, systems or procedures), patents, patent rights, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice or is otherwise aware of infringement of or conflict with asserted rights of others with respect to any intellectual property rights or of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries, and that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (q) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision, policy or order of any governmental agency or body or any court or any interpretation thereof, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect and neither the Company nor any Guarantor is aware of any pending investigation which would lead to such a claim.

          (r) Except as disclosed in the Prospectus, there are no pending actions, suits, proceedings, inquiries, or investigations brought before or brought by any court or governmental agency or body, domestic or foreign, including, without limitation, the FHA, the DOT or any applicable state highway and transportation agency, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any of its subsidiaries or any of their respective properties or assets that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; no such actions, suits or proceedings are threatened or, to the Company's or any Guarantor's knowledge, contemplated; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

          (s) The financial statements included in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and, if pro forma financial statements are included in the Registration Statement and

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     Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (t) The accountants who certified the financial statements and supporting schedules included in the Registration Statement and Prospectus are independent public accountants as required by the Act and the Rules and Regulations thereunder.

          (u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Company and the Guarantors are not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (w) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

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     If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

     If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of USFreightways Corporation at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     4. Certain Agreements of the Company and the Guarantors. The Company and each Guarantor, jointly and severally, agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

          (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

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          (c) If, at any time when a prospectus relating to the Offered
     Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any

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     other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

          (i) Neither the Company nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and each Guarantor of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, and any
               summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                    (B) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or of any Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or of any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of Sachnoff & Weaver Ltd., counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts;

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

               (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

               (v) Each Guarantor (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (B) has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and (C) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

               (vi) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and each Guarantor;

               (vii) The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (viii) The Offered Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and each of the Guarantors and, other than any Contract Securities, have been duly executed, issued and delivered by the Company and each of the Guarantors; the Offered Securities, other than any Contract Securities, constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and each Guarantor in accordance with their terms, except as the enforcement of the Offered Securities may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

               (ix) The Indenture has been duly qualified under the Trust Indenture Act;

               (x) The Indenture and the Offered Securities, other than any Contract Securities, conform, and any Contract Securities, when so issued and delivered and sold pursuant to Delayed Delivery Contracts will conform, as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (xi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such counsel's opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, as of its effective date and as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements, supporting schedules included therein or omitted therefrom, or other financial data contained in the Registration Statement, the Prospectus or the Trustee's Statement of Eligibility on Form T-1;

               (xii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder;

               (xiii) To the best of such counsel's knowledge, except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Guarantor is a party, or to which the property of the Company or any Guarantor is subject, before or brought by any court or governmental agency or body, domestic or foreign, that would result in a Material Adverse Effect, or that would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Terms Agreement (including the provisions of this Agreement) or the performance by the Company and each Guarantor of its respective obligations thereunder;

               (xiv) The information in "Description of the Guaranteed Notes", "Description of the Debt Securities" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Restated Certificate of Incorporation and By-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects;

               (xv) To the best of such counsel's knowledge, neither the Company nor any Guarantor is in violation of its charter, certificate or articles of incorporation or by-laws and no default by the Company or any Guarantor exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

               (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Rules and Regulations thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the Trust Indenture Act, or other than the FHA, the DOT or any applicable state highway and transportation agency, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contract or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Offered Securities or any Contract Securities;

               (xvii) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contract, the Indenture, the Offered Securities and any Contract Securities and the consummation of the transactions contemplated in the Terms Agreement (including the provisions of this Agreement) and in the Registration Statement (including the issuance and sale of the Offered Securities and any Contract Securities and the use of the proceeds from the sale of the Offered Securities or any Contract Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company and each Guarantor with its respective obligations under the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contract, the Indenture, the Offered Securities and any Contract Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, certificate or articles of incorporation or by-laws of the Company or any Guarantor, or any applicable Illinois law, United States Federal law or regulation or Delaware corporate law (except such counsel need not opine on highway or transportation laws relating to the regulation of the Company, the Guarantors or their businesses by the FHA, the DOT or any applicable state highway and transportation agency), having jurisdiction over the Company or any of the Guarantors or any of their properties; and

               (xviii) Neither the Company nor any Guarantor is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of Richard C. Pagano, Vice President and General Counsel for the Company, to the effect that:

               (i) No consent, approval, authorization, order, registration or qualification of the FHA, the DOT or any applicable state highway and transportation agency having jurisdiction over the Company or any of the Guarantors is required with respect to the due authorization, execution and delivery of the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contract or for the offering, issuance, sale or delivery of the Offered Securities or any Contract Securities (such counsel may rely on the opinions of local counsel);

               (ii) The execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contract and the consummation of the transactions contemplated in the Terms Agreement (including the provisions of this Agreement) and in the Registration Statement (including the issuance and sale of the Offered Securities and any Contract Securities and the use of the proceeds from the sale of the Offered Securities or any Contract Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company and each Guarantor with its respective obligations under the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contract do not and will not result in a violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it of the FHA, the DOT or any applicable state highway and transportation agency;

               (iii) Each Guarantor to the best of such counsel's knowledge holds all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies, including the FHA, the DOT or any applicable state highway and transportation agencies, that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus and are material to the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and

               (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, neither the Company nor any of the Guarantors is in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it of the FHA, the DOT or any applicable state highway and transportation agency, or is not in compliance with any term or condition of, or has failed to obtain, any license, permit, franchise or other administrative or governmental authorization of the FHA, the DOT or any applicable state highway and transportation agency, which violation, non-compliance or failure to obtain would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholder's equity or results or operations of the Company and its subsidiaries, taken as a whole.

          (f) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Winston & Strawn may rely as to the incorporation of the Company upon the opinion of Sachnoff & Weaver Ltd. referred to above.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. Indemnification and Contribution. (a) The Company and each Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Guarantor, their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and each Guarantor, to each officer of the Company and each Guarantor who has signed the Registration Statement and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company and the Guarantors.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their respective officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Guarantors, jointly and severally, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Guarantors and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company and the Guarantors, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed at 8550 W. Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: John Campbell Carruth.

     10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company, the Guarantors and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company and each Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                                                         ANNEX I



 (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,

         New York time, on ...................................., 2000)



                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                        [Insert date of initial public offering]


USFREIGHTWAYS CORPORATION
c/o Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, N.Y. 10010-3629

     Attention: Investment Banking Department - Transactions Advisory Group


Gentlemen:

     The undersigned hereby agrees to purchase from USFreightways Corporation, a Delaware corporation ("Company"), and the Company agrees to sell to the
undersigned, as of the date hereof, for delivery on               , 2000
("Delivery Date"),

                              $..............

principal amount of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated           , 2000 and a Prospectus
Supplement dated                      , 2000 relating thereto, receipt of copies
of which is hereby acknowledged, at         % of the principal amount thereof
plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

     Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company at a bank acceptable to the Lead
Underwriter, at the office of                      at       A.M. on the Delivery
Date upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

     Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                            [signature page follows]

     It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                        Yours very truly,

                             ...................................
                                       (Name of Purchaser)

                             By ................................

                                ................................
                                      (Title of Signatory)

                                ................................

                                ................................
                                     (Address of Purchaser)

Accepted, as of the above date.

USFREIGHTWAYS CORPORATION
on behalf of itself and the Guarantors

By ....................................
            [Insert Title]

                           USFREIGHTWAYS CORPORATION

                                  ("Company")



                                Debt Securities



                                TERMS AGREEMENT
                                ---------------


                                                                  April 19, 2000


To: The Representatives of the Underwriters identified herein



Dear Sirs:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-95777) ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

          Title: 8-1/2% Guaranteed Notes Due April 15, 2010.

          Principal Amount: $150,000,000.

          Interest: 8-1/2% per annum, from April 25, 2000, payable semiannually on April 15 and October 15, commencing October 15, 2000, to holders of record on the preceding April 1 or October 1, as the case may be.

          Maturity: April 15, 2010.

          Optional Redemption:

          The Offered Securities will be redeemable, in whole or in part, at our option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Offered Securities to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Offered Securities, discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 37.5 basis points plus accrued interest on the principal amount being redeemed to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Offered Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

          "Comparable Treasury Price" means, with respect to any redemption date, (1) the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day before such redemption date as published in the daily statistical release (or any successor release) by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not available or does not contain such prices on such business day, the arithmetic average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date.

          "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by us.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 5:00 p.m. on the third business day before such redemption date.

          "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors; provided, however, that, if Credit Suisse First Boston Corporation ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute therefore another Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to each Offered Security to be redeemed, the remaining scheduled payments of the principal and interest on such Offered Securities that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment on such Offered Securities will be reduced by the amount of interest accrued on such Offered Securities to such redemption date.

          Sinking Fund: None.

          Listing: None.

          Delayed Delivery Contracts: None.

          Purchase Price: 99.35% of principal amount, plus accrued interest, if any, from April 25, 2000.

          Expected Reoffering Price: 100.00% of principal amount, subject to change by the Representatives.

          Closing: 10:00 A.M. on April 25, 2000, at the office of Sachnoff & Weaver Ltd., in Federal (same day) funds.

          Settlement and Trading: Book-Entry Only via DTC.

          Names and Addresses of Representatives:

               Credit Suisse First Boston Corporation
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  c/o Credit Suisse First Boston Corporation
                      Eleven Madison Avenue
                      New York, N.Y. 10010-3629

          The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The Offered Securities will be fully and unconditionally guaranteed by the persons listed on Schedule B hereto (collectively, the "Guarantors") on a senior basis pursuant to the terms of an indenture, dated as of May 5, 1999, as amended by the First Supplemental Indenture, dated as of January 31, 2000, in each case among the Company, the Guarantors named therein, and Bank One Trust Company, National Association (as successor-in-interest to NBD Bank), as trustee.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The Offered Securities will be made available for inspection at the office of Sachnoff & Weaver Ltd. at least 24 hours prior to the Closing Date.

          For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the table on the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the seventh paragraph under the caption "Underwriting" in the prospectus supplement.


                            [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              USFREIGHTWAYS CORPORATION,
                                on behalf of itself and the Guarantors


                              By  /s/ Christopher L. Ellis
                                  ------------------------
                                  Name: Christopher L. Ellis
                                  Title: Vice President, Finance and Chief
                                  Financial Officer


The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

     Credit Suisse First Boston Corporation
     Merrill Lynch, Pierce, Fenner & Smith
       Incorporated

       Acting on behalf of themselves and as the Representatives of the several Underwriters.

     By  Credit Suisse First Boston Corporation


     By  /s/ Craig Decker
         ----------------
         Name: Craig Decker
         Title: Vice President

                                  SCHEDULE A


                                                                    Principal
                           Underwriter                                Amount
                           -----------                                ------
Credit Suisse First Boston Corporation..........................   $120,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated..............     30,000,000
                                                                   ------------

        Total...................................................   $150,000,000
                                                                   ============

                                  SCHEDULE B

     The Cuxhaven Group, Inc.

     DDE Investors, LLC

     G.M.T. Services, Inc.

     Imua Handling Corporation

     Tri-Star Transportation, Inc.

     USF Bestway Inc.

     USF Bestway Leasing Inc.

     USF Coast Consolidators Inc.

     USF Distribution Services Inc.

     USF Distribution Services of Texas Inc.

     USF Dugan Inc.

     USF Glen Moore Inc.

     USF Holland Inc.

     USF Logistics Inc.

     USF Logistics (IMC) Inc.

     USF Logistics (Tricor) Inc.

     USF Logistics Services Inc.

     USF Processors Inc.

     USF Processors Trading Inc.

     USF Properties New Jersey Inc.

     USF Reddaway Inc.

     USF Red Star Inc.

     USF Sales Corporation

     USF Worldwide (Puerto Rico) Inc.

     USF Worldwide Inc.